UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 09, 2024

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2024, Danimer Scientific, Inc. (the “Company”) held an Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders adopted the Fifth Amended and Restated Certificate of Incorporation of the Company for the purpose of increasing the total number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) from 200,000,000 shares to 600,000,000 shares. The Fifth Amended and Restated Certificate of Incorporation became effective on July 10, 2024 upon filing with, and acceptance for record by, the Secretary of the State of Delaware. A copy of the Fifth Amended and Restated Certificate of Incorporation effecting the increase in authorized shares of the Company’s Common Stock is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2024, the Company held its Annual Meeting. Of the 116,443,200 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, 64,086,693 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 55% of the Company’s shares of Common Stock entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders: (i) approved the election of each of the following eleven Board of Director (the “Board”) nominees standing for re-election: Richard N. Altice, John P. Amboian, Philip Gregory Calhoun, Cynthia Cohen, Stephen E. Croskrey, Richard Hendrix, Gregory Hunt, Allison M. Leopold Tilley, Dr. David J. Moody, Dr. Isao Noda, and Stuart W. Pratt, (ii) ratified the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, (iii) adopted the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s Common Stock, and (iv) approved an amendment to the Danimer Scientific, Inc. 2020 Long-Term Incentive Plan (the “LTIP”) to increase the number of shares of the Company’s Common Stock available for issuance under the LTIP.

The voting results for each proposal are set forth below:

Proposal 1 – To elect the eleven nominees named in the proxy statement to serve on the Company’s Board until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard N. Altice	37,078,735	1,516,079	25,491,879
John P. Amboian	31,215,853	7,378,961	25,491,879
Philip Gregory Calhoun	34,248,691	4,346,123	25,491,879
Cynthia Cohen	37,000,427	1,594,387	25,491,879
Stephen E. Croskrey	36,776,990	1,817,824	25,491,879
Richard Hendrix	37,048,386	1,546,428	25,491,879
Gregory Hunt	37,002,519	1,592,295	25,491,879
Allison M. Leopold Tilley	34,437,361	4,157,453	25,491,879
Dr. David J. Moody	37,133,703	1,461,111	25,491,879
Dr. Isao Noda	36,879,604	1,715,210	25,491,879
Stuart W. Pratt	37,001,845	1,592,969	25,491,879

Proposal 2 – To ratify the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
61,856,547	2,015,192	214,954	0

Proposal 3 – To approve an amendment and restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s Class A common stock, par value $0.0001 per share:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
60,680,686	2,488,040	917,967	0

Proposal 4 – To approve an amendment to the LTIP to increase the number of shares of the Company’s Common Stock available for issuance under the LTIP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,709,199	4,062,578	823,037	25,491,879

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.1	Fifth Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	July 10, 2024	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer & Corporate Secretary